Exhibit 1.1

Alexza Pharmaceuticals, Inc.

Common Stock and Warrants

Underwriting Agreement

dated February 17, 2012

JMP SECURITIES LLC

February 17, 2012

JMP SECURITIES LLC

600 Montgomery Street

San Francisco, California 94111

Ladies and Gentlemen:

1. INTRODUCTORY. Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to JMP Securities LLC (the “Underwriter”) (i) an aggregate of 44,000,000 shares of common stock, $0.0001 par value (the “Common Stock”), of the Company (the “Stock”) and (ii) warrants to purchase an aggregate of 44,000,000 shares of Common Stock (the “Warrants” and, together with the Stock, the “Securities”) in the form attached hereto as Exhibit II. The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares”. The Securities will be sold to the Underwriter in a combination consisting of (i) one share of Common Stock and (ii) a Warrant to purchase one share of Common Stock.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-166514), which contains a form of prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities. Such registration statement, in each case as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated February 16, 2012 describing the Stock and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriter to confirm sales of the Securities or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 8:00 a.m. (New York time) on February 17, 2012. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Disclosure Package” means the Preliminary Prospectus, as amended or supplemented, immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule A hereto, the information identified on Schedule B hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement,” “Preliminary Prospectus,” “preliminary prospectus,” “Base Prospectus,” “Time of Sale Disclosure Package” and “Prospectus” shall include the documents incorporated or deemed to be incorporated by reference therein, and the exhibits thereto. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, such preliminary prospectus, the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus, as

the case may be. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any other preliminary prospectus, the Base Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus, as the case may be.

The Company hereby confirms its agreements with the Underwriter as follows:

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter, as of the date hereof and as of the Closing Date (as defined below), and agrees with the Underwriter, that:

(a) Compliance with Registration Requirements. The Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement) has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement) is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission.

Each preliminary prospectus, if any, and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Securities. Each of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement) and any post-effective amendment thereto, at the time it became effective and at all subsequent times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities by the Underwriter or a dealer (such times, the “Prospectus Delivery Period”), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Disclosure Package (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Securities and at the Closing Date (as defined in Section 3), the Time of Sale Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as then amended or supplemented, as of the date of the Final Prospectus Supplement and at all subsequent times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the four immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or any preliminary prospectus, the Prospectus or the Time of Sale Disclosure Package, or any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the

Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 17 below. There are no contracts or other documents required to be described in the Time of Sale Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rule 405 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus. The foregoing sentence does not apply to statements in or omissions from any free writing prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. Except for the free writing prospectuses, if any, identified in Schedule A hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to completion of the Underwriter’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus, any free writing prospectus reviewed and consented to by the Underwriter, or the Registration Statement.

(c) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company; the Warrants, when executed and delivered pursuant to the terms of this Agreement, will be duly authorized, executed and delivered by the Company and the Agreement constitutes, and the Warrants, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

(d) Authorization of the Securities. The Common Stock to be issued and sold by the Company to the Underwriter hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable free and clear of all liens, any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, Time of Sale Disclosure Package and the Prospectus. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and free of any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, Time of Sale Disclosure Package and the Prospectus.

(e) No Applicable Registration or Other Similar Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or the issuance and sale of the Securities pursuant hereto, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act, except for those securities of the Company registered pursuant to a registration statement on Form S-3 (File No. 333-169649).

(f) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Disclosure Package, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, its subsidiaries on any class of capital stock or repurchase or redemption by the Company or its subsidiaries of any class of capital stock.

(g) Independent Accountants. Ernst & Young LLP, who have audited the Company’s consolidated balance sheets as of December 31, 2010 and 2009 and the consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010, and for the period from December 19, 2000 (inception) to December 31, 2010 and the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(h) Preparation of the Financial Statements and Data. The financial statements, together with the related notes, included or incorporated by reference in the Registration Statement, Time of Sale Disclosure Package and the Prospectus fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods. The financial statements, together with the related notes, included or incorporated by reference in the Registration Statement, Time of Sale Disclosure Package and the Prospectus comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act to be described, or included or incorporated by reference in the Registration Statement, Time of Sale Disclosure Package and the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, Time of Sale Disclosure Package and the Prospectus or a document incorporated by reference therein in accordance with the Securities Act which has not been included or incorporated as so required. The pro forma and pro forma as adjusted financial information and the related notes included or incorporated by reference in the Registration Statement, Time of Sale Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(i) Company’s Accounting System. The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, Time of Sale Disclosure Package, and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and each of its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Each of the Company and each of its subsidiaries is duly qualified as a foreign corporation or other entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, are owned by the Company (directly or through the Company’s other subsidiaries) free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended 2010 and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(k) Capitalization and Other Capital Stock Matters. The Company has an authorized capitalization as set forth in the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s Form 8-K filed on August 2, 2011, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Registration Statement, Time of Sale Disclosure Package and the Prospectus. As of February 16, 2012, there were 72,136,338 shares of Common Stock issued and outstanding and no shares of Preferred Stock, par value $0.0001 per share, of the Company issued and outstanding and 30,108,554 shares of Common Stock were issuable upon the exercise, conversion or settlement of all options, warrants, convertible securities and restricted stock units outstanding as of such date. Since such date, the Company has not issued any securities, other than Common Stock issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option and equity incentive plans, Common Stock issued pursuant to the exercise of warrants and other rights to purchase or exchange any securities for shares of Common Stock previously outstanding or the issuance of Common Stock in accordance with the settlement of previously outstanding restricted stock units or the issuance of Common Stock pursuant to the Company’s employee stock purchase program. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with U.S. federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any subsidiary other than those described above or accurately described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown therein with respect to such plans, arrangements, options and rights. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities (other than the Warrant Shares) to any person (other than the Underwriter) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities

(l) Stock Exchange Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The Nasdaq Global Market (the “NGM”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NGM, nor has the Company received any notification that the Commission or Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing, except as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus. No consent, approval, authorization or order of, or filing, notification or registration with, the NGM is required for the listing and trading of the Common Stock on the NGM that will not have been obtained or filed as of the Closing.

(m) Non-Contravention of Existing Instruments. Neither the Company nor any subsidiary is in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (m), for any violations or defaults that, singularly or in the aggregate, would not result in a Material Adverse Change.

(n) No Further Authorizations or Approvals Required. The execution, delivery and performance of this Agreement and the Warrants by the Company, the issue and sale of the Securities by the Company and the consummation of the transactions contemplated hereby, and the issuance of the Warrant Shares upon due exercise of the Warrants in accordance with their terms, will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(o) No Material Actions or Proceedings. There is no Action (as defined below) to which the Company or any subsidiary is a party or of which any property or assets of the Company or any subsidiary is the subject which is required to be described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any subsidiary, could reasonably result in a Material Adverse Change or prevent the consummation of the transactions contemplated hereby. “Action” means any action, claim, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s knowledge, threatened, against the Company or any subsidiary of the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

(p) Labor Matters. No labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to result in a Material Adverse Change. Except as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, the Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company. No executive officer, to the Company’s knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance has not had and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(q) Intellectual Property Rights. To the Company’s knowledge, the Company owns or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its business as currently conducted and as proposed to be conducted as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing except for those that could not reasonably be expected to result in a Material Adverse Change. The Intellectual Property licenses described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any such Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any such Intellectual Property license. To the Company’s knowledge, the Company’s business as now conducted as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus do not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. No claim has been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its rights in all material Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of the software in the Company’s business as it is currently conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or, if owned by the Company, is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public. The Company has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s their respective businesses. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(r) All Necessary Permits, Etc. The Company has applied for and is pursuing in due course, all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its business as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus (collectively, the “Material Permits”) except where any failures to possess, apply for, pursue or make the same, singularly or in the aggregate, would not result in a Material Adverse Change. The Company is in compliance with all such issued Material Permits; all such issued Material Permits are valid and in full force and effect and, as to pending applications therefor, are not based on any misrepresentation or omission of any material fact, except where the validity, misrepresentation, omission, or failure to be in full force and effect would not, singularly or in the aggregate, result in a Material Adverse Change. All such issued Material Permits are, and if issued on pending applications are expected to be, free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. The Company has not received notification of any revocation or modification (or proceedings related thereto) of any such Material Permit and the Company has no reason to believe that any such issued Material Permit will not be renewed or, as to any pending application for a Material Permit, that such Permit will not be issued. The Company is in compliance with any post-issuance requirements of such issued Material Permits and, as to pending applications thereof, expect to be able to comply (or ensure that third parties acting for the Company comply) with any such requirements including, without limitation, any such requirements set forth in applicable sections of 21 C.F.R. Parts 211 and 820 as to quality controls and Good Manufacturing Practices, or, alternatively, the Company has determined that such compliance is not required by applicable law.

(s) Title to Properties. Except as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, the Company has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company taken as a whole, in each case free and clear of all liens that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the real property leases and subleases material to the business of the Company, considered as one enterprise, and under which the Company holds properties described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the real property leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(t) Tax Law Compliance. The Company and each of its subsidiaries, (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (t), that would not, singularly or in the aggregate, result in a Material Adverse Change or are in good faith disputed and for which adequate reserves have been established on the Company’s balance sheet in accordance with GAAP. The Company and its subsidiaries, each has not engaged in any transaction which is a corporate tax shelter or which could reasonably be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2010, the Company and its subsidiaries each has not incurred any liability for taxes other than in the ordinary course. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(u) Company Not an “Investment Company”. Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v) Insurance. The Company carries, or is covered by, insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is reasonably believed by the Company to be adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company has not been denied any insurance coverage that they have sought or for which they have applied.

(w) No Price Stabilization or Manipulation; Neither the Company, its subsidiaries nor, to the Company’s knowledge, any of the Company’s or its subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which could in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(x) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus and which is not so described.

(y) S-3 Eligibility. At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”) was filed with the Commission, the Company met the then applicable requirements for use of Form S-3 under the Securities Act (without reliance on General Instruction I.B.6 of Form S-3).

(z) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa) FINRA Matters. All of the information provided to the Underwriter or to counsel for the Underwriter by the Company, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121, is true, complete and correct. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of the FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I Section 1(ff) of the By-laws of FINRA) of, any member of FINRA. To the Company’s knowledge, there are no affiliations with FINRA among the Company’s officers or directors.

(bb) Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers has executed and delivered to the Underwriter a lock-up agreement in the form of Exhibit I hereto. Schedule C hereto contains a true, complete and correct list of all directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Underwriter an agreement in the form attached hereto as Exhibit I.

(cc) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement, Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(dd) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus.

(ee) Compliance with Environmental Laws. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not result in, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Change; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not result in, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Change. In the ordinary course of business, the Company and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Material Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not result in, singularly or in the aggregate, a Material Adverse Change.

(ff) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which could reasonably be expected to result in, singularly or in the aggregate, a Material Adverse Change. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause, singularly or in the aggregate, the loss of such qualification.

(gg) Brokers. Neither the Company nor any subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, Time of Sale Disclosure Package and the Prospectus.

(hh) No Outstanding Loans or Other Extensions of Credit. For so long as the Company has been subject to Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company or any of its subsidiaries except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(ii) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(jj) Clinical Trials. The clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus or the results of which are referred to in the documents relating to this Agreement and the purchase of the Securities, are the only clinical trials currently being conducted by or on behalf of the Company. Nothing has come to the attention of the Company that has caused the Company to believe that such studies and tests were and, if still pending, are being, conducted not in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to, the principles of Good Clinical Practice, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and the Company has made all reports, filings and notifications to authorities (“Governmental Authorities”) required thereunder, including, but not limited to, adverse events (whether or not statistically significant) and other reports required by 21 C.F.R. § 312.32. In such reports, the Company has accurately described in all material respects the experimental protocols, procedures and controls used in conducting such clinical trials as well as clinical results, adverse events and data analyses obtained therefrom. The descriptions of the results of such studies, tests and trials (including adverse events) contained in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, if any, are not inconsistent with the description made to Governmental Authorities of such results in any material respects. Except as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, no results of any other studies or tests have come to the attention of the Company that have caused the Company to believe that such results call into question the results of the clinical trials described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus. The Company has not received any notices or correspondence from the United States Food and Drug Administration (“FDA”) or any other governmental agency requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Registration Statement, the Prospectus and the Time of Sale Disclosure Package, if any, or the results of which are referred to in the Registration Statement, Time of Sale Disclosure Package and the Prospectus. Nothing has come to the attention of the Company that has caused the Company to believe that the clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were not conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, if any, are consistent with such results.

(kk) Dividend Restrictions. None of the subsidiaries of the Company is currently prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or any other subsidiary.

(ll) Foreign Corrupt Practices Act. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any applicable law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus.

(mm) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiaries with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

(nn) OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the transaction contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Minute Books. The minute books of the Company have been made available to the Underwriter and counsel for the Underwriter, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company since January 1, 2009 through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(pp) Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Time of Sale Disclosure Package and the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.

(qq) Sarbanes-Oxley. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect as of the date of this Agreement.

(rr) Nasdaq. The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Stock Market Rules that are in effect as of the date of this Agreement.

(ss) Subsidiaries. None of the subsidiaries of the Company has any operations, employees or owns any property nor do any of the subsidiaries conduct any business.

Any certificate contemplated hereby and signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company 44,000,000 shares of Stock and Warrants to purchase 44,000,000 shares of Common Stock.

The purchase price per share of Common Stock and Warrant to purchase one share of Common Stock to be paid by the Underwriter to the Company for the Securities will be $0.47 (the “Purchase Price”).

The Company will deliver to the Underwriter (i) the Stock through the facilities of The Depository Trust Company, and (ii) the Warrants in physical form, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Underwriter payable to the order of the Company at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on February 23, 2012, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Securities may be varied by agreement between the Company and the Underwriter.

The Underwriter proposes to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriter:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriter and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430B or 430C under the Securities Act and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required under the Securities Act; to notify the Underwriter promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the Time of Sale Disclosure Package or to the Prospectus to which the Underwriter shall reasonably object by notice to the Company after a reasonable period to review; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the Time of Sale Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) under the Securities Act, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, any free writing prospectus, the Time of Sale Disclosure Package or the Prospectus, of the suspension of the qualification of the Stock and/or the Warrants for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, any free writing prospectus, the Time of Sale Disclosure Package or the Prospectus or suspending any such qualification, and promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(b) The Company represents and agrees that, unless it obtains or has obtained the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains or has obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule A hereto. The Company represents that it has complied with and agrees that it will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any free writing prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping, and will not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c) If at any time prior to the date when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Underwriter thereof and upon its request will prepare an appropriate amendment or supplement or upon its request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Underwriter which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as reasonably possible. The Company will furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of such amendment or supplement. In case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) relating to the Securities, the Company upon the request of the Underwriter and at the expense of the Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to the Underwriter as many copies as the Underwriter may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) If the Time of Sale Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Time of Sale Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the Time of Sale Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the Time of Sale Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Time of Sale Disclosure Package so that the Time of Sale Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the Time of Sale Disclosure Package will comply with law.

(e) If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or will conflict with the information contained in the Registration Statement, Time of Sale Disclosure Package or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter so that any use of the free writing prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any free writing prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17).

(f) Upon the request of the Underwriter, to the extent not available on EDGAR, to furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) Upon the request of the Underwriter, to the extent not available on EDGAR, to deliver promptly to the Underwriter in New York City such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any free writing prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the Time of Sale Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h) To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(i) To take promptly from time to time such actions as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriter may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j) Upon request, during the period of three (3) years from the date hereof, to the extent not available on EDGAR, to deliver to the Underwriter, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders generally, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, the Company is not required to deliver such reports, statements or other communications to the Underwriter.

(k) During the period commencing on and including the date hereof and ending on and including the 90th day following the date of this Agreement (as the same may be extended as described below, the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than as contemplated by this Agreement with respect to the Securities) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may (i) issue Common Stock, restricted stock units and options to purchase Common Stock, and shares of Common Stock underlying restricted stock units and options granted, pursuant to any director or employee stock option plan, equity incentive plan, stock ownership plan, employee stock purchase plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the Time of Sale Disclosure Package, as any such plan may be amended after the date hereof to increase the number of shares reserved for issuance pursuant thereto; (ii) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the Time of Sale Disclosure Package; (iii) adopt one (1) new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or in settlement of restricted stock units, in each case issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iii) shall not be available unless each executive officer or director of the Company who is a recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period; (iv) issue Common Stock to one or more counterparties (and publicly announce such issuance or the Company’s intention to complete such issuance) in connection with the consummation or amendment or other modification, by the Company, of a strategic partnership, joint venture, collaboration or acquisition or license of any business products or technology, provided that (1) the aggregate number of shares of Common Stock that may be issued pursuant to this clause (iv) shall not exceed twenty-five percent (25%) of the number of shares of Common Stock outstanding immediately after the closing of the sale of the Stock to the Underwriter pursuant to this Agreement, and (2) this clause (iv) shall not be available unless each recipient of such Common Stock shall have, prior to, or concurrently with, the consummation or amendment or other modification of the applicable partnership, joint venture, collaboration, acquisition or license, agreed or agrees in writing not to sell, offer, dispose of or otherwise transfer any such Common Stock (or engage in any short sales of Common Stock prior to the issuance of such Common Stock) during the remainder, if any, of the Lock-Up Period without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter); (v) issue Common Stock pursuant to the exercise of Warrants; and (vi) file registration statements on Form S-8 under the Securities Act to register the offer and sale of additional securities to be issued pursuant the Company’s equity incentive plans and employee stock purchase plan in effect on the date hereof and described in the Time of Sale Disclosure Package, as any such plan may be amended after the date hereof to increase the number of shares reserved for issuance pursuant thereto. Notwithstanding the foregoing, if (A) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension (which waiver may be withheld at the sole discretion of the Underwriter), except that such extension will not apply if (x) the Common Stock is an “actively traded security” (as defined in Regulation M), (y) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by Conduct Rule 2711(f)(4) of the National Association of Securities Dealers, Inc. (“NASD”), and (z) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publication or distribution, by the Underwriter, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension). The Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the Lock-up Period, subject to the Underwriter’s agreement to hold such information in confidence prior to public disclosure of the same.

(l) To supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock and Warrants under the Securities Act or any of the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified), without the prior written consent of the Underwriter, unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law or applicable stock exchange rules.

(n) Prior to the Closing Date, other than Securities purchased in connection with the offering contemplated by this Agreement, the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock or Warrants, or attempt to induce any person to purchase any Stock or Warrants; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock or the Warrants.

(o) To maintain, at its expense, a registrar and transfer agent for the Stock.

(p) To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, Time of Sale Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the Time of Sale Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter. The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(q) To use its reasonable best efforts to list, subject to notice of issuance, and to maintain the listing of the Stock on the NGM; provided, however, the Company shall not be required by this clause (q) to seek to effect, or to effect, any reverse stock split of its Common Stock or similar transaction.

(r) To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any preliminary prospectus, any free writing prospectus, the Time of Sale Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriter) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriter) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers, and Blue Sky memoranda; (g) the cost of preparing and printing stock certificates and Warrants; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the fees, disbursements and expenses of counsel to the Underwriter; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (k) all other costs and expenses incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that the Company shall not be liable for and shall not be obligated to pay any such fees, costs, expenses or disbursements to the Underwriter for out-of-pocket expenses (including fees, costs, expenses or disbursements for the Underwriter’s counsel) in excess of $125,000 in the aggregate; provided further that, except to the extent otherwise provided in this Section 5 and in Section 9, the Underwriter shall pay its own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Stock or Warrants by it and the expenses of advertising any offering of the Securities made by the Underwriter.

6. CONDITIONS OF UNDERWRITER’S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, any free writing prospectus, the Time of Sale Disclosure Package, the Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter; the Rule 462(b) Registration Statement, if any, any Preliminary Prospectus, each free writing prospectus and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Time of Sale Disclosure Package, any free writing prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Warrants, the Registration Statement, the Time of Sale Disclosure Package, each free writing prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) On the Closing Date, the Underwriter shall have received the opinion letter and negative assurance letter of Cooley LLP, counsel for the Company, dated as of such date, in form and substance satisfactory to the Underwriter.

(e) On the Closing Date, the Underwriter shall have received the opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Underwriter in connection with the offer and sale of the Securities, in form and substance satisfactory to the Underwriter, dated as of such date.

(f) At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, addressed to the Underwriter, executed and dated such date, in form and substance satisfactory to the Underwriter (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, Time of Sale Disclosure Package and the Prospectus.

(g) On the effective date of any post-effective amendment to the Registration Statement and on the Closing Date, the Underwriter shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Underwriter and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h) The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of its Chief Executive Officer and its Vice President, Finance stating on behalf of the Company, that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change, (iii) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, and (iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(i) Since the date of the latest audited financial statements included in the Time of Sale Disclosure Package or incorporated by reference in the Time of Sale Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Time of Sale Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than stock option and warrant exercises, the settlement of restricted stock units and stock repurchases in the ordinary course of business) or long-term debt of the Company or any of its subsidiaries, or any change in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Time of Sale Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Time of Sale Disclosure Package.

(j) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock or materially and adversely affect or could reasonably be expected to materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NGM, or trading in securities generally on the New York Stock Exchange, NASDAQ Global Select Market, NGM, NASDAQ Capital Market or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange (other than the NGM) or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and the Prospectus.

(l) The Company shall have filed a Notification: Listing of Additional Shares with the NGM and shall have received no objection thereto from the NGM.

(m) The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation and its good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate authorities of such jurisdictions.

(n) The Underwriter shall have received the written agreements, substantially in the form of Exhibit I hereto, of the executive officers and directors of the Company listed in Schedule C to this Agreement.

(o) The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, of its Secretary.

(p) On or prior to the Closing Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request and are customary for the type of offering contemplated by this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof) to which the Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any free writing prospectus, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any free writing prospectus, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any free writing prospectus, the Registration Statement, the Time of Sale

Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein made in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17).

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b) The Underwriter shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any free writing prospectus, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any free writing prospectus, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 17, and shall reimburse the Company Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriter in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under this Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could reasonably be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or (b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Stock and Warrants purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Underwriter by or on behalf of the Underwriter for use in any Preliminary Prospectus, any free writing prospectus, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, consists solely of the Underwriter’s Information as defined in Section 17.

(e) The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. TERMINATION. The obligations of the Underwriter hereunder may be terminated by the Underwriter, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 6(i) or 6(k) have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITER’S EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Stock for delivery to the Underwriter for any reason not permitted under this Agreement, (c) the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriter for the fees and expenses of Underwriter’s counsel and for such other out-of-pocket expenses as shall have been reasonably actually incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, travel and lodging expenses of the Underwriter, and upon demand the Company shall pay the full amount thereof to the Underwriter, provided, however, that in no event shall the Company be obligated to reimburse the Underwriter an amount in excess of $125,000 if this Agreement is terminated pursuant to Section 8 because of the occurrence of one or more of the events set forth in clauses (j) or (k) of Section 6 or because of the nonoccurrence of one or more of the events set forth clause (e) of Section 6.

10. [RESERVED].

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) the Underwriter’s responsibility to the Company is solely contractual in nature, the Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the Underwriter shall be for the benefit of the Company Indemnified Parties. It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriter does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

If to the Underwriter, shall be delivered or sent by mail, telex, facsimile transmission or email to:

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8920,

Attention: Kent Ledbetter, email: kledbetter@jmpsecurities.com and Janet Tarkoff, email:

jtarkoff@jmpg.com;

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

620 8th Avenue

New York, New York 10018

Facsimile: (212) 355-3333

Attention: Michael D. Maline, email: mmaline@goodwinprocter.com

If to the Company:

Alexza Pharmaceuticals, Inc.

2091 Stierlin Court

Mountain View, CA 94043

Facsimile: (650) 944-7988

Attention: Thomas B. King, Chief Executive Officer, email: tking@alexza.com and Mark K. Oki,

VP, Finance & Controller, email: moki@alexza.com

with a copy (which shall not constitute notice) to:

Cooley LLP

380 Interlocken Crescent

Suite 900

Broomfield, CO 80021-8023

Facsimile: (720) 566-4099

Attention: Brent D. Fassett, email: fassettbd@cooley.com

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the NGM is open for trading, (b) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) “to the Company’s knowledge” and “knowledge” with respect to the Company mean to the actual knowledge of the Company’s executive officers after reasonable inquiry.

16. GOVERNING LAW AND JURISDICTION.

(a) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation, which currently maintains an office in Northern California at 1350 Treat Boulevard, Walnut Creek, CA 94597, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action, or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

(c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the Specified Courts. With respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

17. UNDERWRITER’S INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the section under the caption “Underwriting” in the Prospectus: the statements concerning the Underwriter contained in the first paragraph and the last sentence of the last paragraph under the heading “Commission and Expenses;” the last sentence under the heading “Lock-up Agreements;” the statements under the headings “United Kingdom,” “Switzerland” and “European Economic Area;” and the paragraph under the heading “Electronic Distribution.”

18. [RESERVED].

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile or by email delivery of a “pdf” format data file.

[signature page follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ALEXA PHARMACEUTICALS, INC.

		By:	/s/ Thomas B. King
Name: Thomas B. King
Title: President and Chief Executive Officer

Accepted as of the date first above written:

JMP SECURITIES LLC

By:	/s/ Kent Ledbetter
Name: Kent Ledbetter
Title: Director, Corporate Finance

SCHEDULE A

None.

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SCHEDULE B

Public Offering Price: $0.50 per share of Common Stock and Warrant to purchase one share of Common Stock

Number of Shares of Common Stock: 44,000,000 shares

Number of Warrants: 44,000,000 warrants

Exercise Price per Warrant: $0.50 per share (subject to adjustment as provided in the Warrant)

Warrant Expiration Date: February 23, 2017

Underwriting Discounts and Commissions: 6.0%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses): $20.7 million

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SCHEDULE C

Thomas B. King

James V. Cassella

Michael J. Simms

Mark K. Oki

Hal V. Barron, M.D.

Andrew L. Busser

Samuel D. Colella

Deepika R. Pakianathan, Phd.

J. Leighton Read, M.D.

Gordon Ringold, PhD.

Isaac Stein

Joseph L. Turner

Exhibit I

Form of Lock-Up Agreement

February     , 2012

JMP SECURITIES LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Re:	Alexza Pharmaceuticals, Inc.

Dear Sirs:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and JMP Securities, LLC (“JMP”), as underwriter (the “Underwriter”), relating to the proposed public offering (the “Offering”) of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company.

In order to induce you to enter into the Underwriting Agreement, and in light of the benefits that the Offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of JMP, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”)(such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, except that such extension will not apply if (i) the Common Stock is an “actively traded security” (as defined in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (ii) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4) and (iii) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publication or distribution, by the Underwriter, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension).

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) any transfers made by the undersigned (a) as a bona fide gift or gifts to any member of the immediate family (as defined below) of the undersigned or to a trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (b) by will or intestacy to the undersigned’s legal representative, heir or immediate family or (c) as a bona fide gift to a charity or educational institution,

(2) transactions relating to Beneficially Owned Shares, Common Stock or other securities acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period,

(3) (a) sales of Beneficially Owned Shares, Common Stock or any securities convertible into or exchangeable for Common Stock, including, without limitation, options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, in each case, pursuant to a written plan for trading securities that is designed to satisfy the requirements of Rule 10b5-1 under the Exchange Act (a “10b-5 Plan”), or (b) the entry into or, in the case of any 10b-5 Plan entered into prior to the date hereof, modification of a 10b-5 Plan (other than the entry into or modification of such a plan in such a manner as to cause the sale of Beneficially Owned Shares, Common Stock or any securities convertible into or exchangeable for Common Stock, including, without limitation, options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, in each case, within the Lock-Up Period).

(4) any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement); and

(5) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this Agreement, including, without limitation, shares of Common Stock issued in accordance with the settlement of restricted stock units outstanding as of the date hereof and Common Stock issued pursuant to the valid exercises of options, warrants or rights outstanding as of the date hereof;

provided, however, that (i) in the case of any transfer described in clause (1) above, it shall be a condition to the transfer that the transferee executes and delivers to JMP not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to JMP, and (ii) in the case of any transfer described in clause (1), (4) or (5) above, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (B) in the case of any transfer pursuant to clause (4) above, such transfer is being made to satisfy tax withholding obligations and (C) in the case of any transfer pursuant to clause (5) above, such transfer is being made as required by the applicable plan or agreement. For purposes of this Agreement, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from (i) exercising any options, warrants or other rights to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options, warrants or other rights permit

2

exercises on a cashless basis), or (ii) purchasing any shares of Common Stock pursuant to the Company’s employee stock purchase plan, it being understood that any Common Stock issued upon such exercises or otherwise so purchased will be subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the entry of stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If (i) the Company notifies JMP in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by March 1, 2012, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, or (iv) the Offering is not completed by March 8, 2012, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any Offering of Common Stock actually occurs depends on a number of factors, including market conditions.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory if an entity - Please Print)

(Title of Signatory if an entity - Please Print)

Address:

* * * * *

3

Exhibit II

ALEXZA PHARMACEUTICALS, INC.

WARRANT

dated as of February     , 2012

THIS CERTIFIES THAT, for value received, [                    ] or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant (as herein defined) held by it), at any time and from time to time beginning on the date that is one year and one day following the issuance of this Warrant and on or prior to the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), [                ] Shares (as herein defined) at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 4. By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1. Definitions and Construction.

(a) Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means, with respect to a security, at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made, subject to the rights of the Requisite Holders pursuant to Section 4(j).

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal; or (b) if such Shares shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal; or (c) if such Shares shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a), (b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means, for any number of Warrant Shares as to which this Warrant is being exercised, the product of (i) such number of Warrant Shares being exercised times (ii) the Exercise Price.

“Exercise Price” means $0.50 per Warrant Share, as adjusted from time to time pursuant to Section 4.

“Expiration Date” means February [    ], 2017.

“Initial Holder” means [    ].

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Requisite Holders” means at any time, holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon the exercise of all the outstanding Warrants.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Shares” means shares of the Company’s currently authorized common stock, $0.0001 par value, and stock of any other class or other consideration into which such currently authorized common stock may hereafter have been changed into.

“Trading Day” means a day on which the principal Trading Market for the Shares is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets Group Inc. (or any successors to any of the foregoing).

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means the number of Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto, as adjusted from time to time pursuant to Section 4, or in the case of other Warrants, issuable upon exercise of those Warrants.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit, appendix and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e) Exhibits and Schedules. All of the exhibits, appendices and schedules attached hereto shall be deemed incorporated herein by reference.

(f) No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

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Section 2. Exercise of Warrant.

(a) Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Trading Day during the period beginning on the date that is one year and one day from the issuance of this Warrant and ending on the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A, and payment to the Company of the Exercise Amount by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, which such wire shall be received not later than three Trading Days after the Company receives the Notice of Exercise (a “Cash Exercise”). At the election of the Warrant Holder, in lieu of exercising this Warrant by means of a Cash Exercise, the Warrant Holder may exercise this Warrant by way of cashless exercise. If the Warrant Holder elects to exercise this Warrant by way of cashless exercise, the Warrant Holder must indicate “Cashless Exercise” in the Notice of Exercise, and in lieu of paying the Exercise Amount, the Warrant Holder will receive from the Company the number of Warrant Shares equal to: (i) the number of Warrant Shares as to which this Warrant is being exercised, minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount (a “Cashless Exercise”). The Company acknowledges that the provisions of a Cashless Exercise are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such Cashless Exercise will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act. At the request of any Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section 2 in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with a Cashless Exercise.

(b) Effectiveness and Delivery. The Company shall confirm receipt of any Notice of Exercise delivered pursuant to Section 2(a) within one Trading Day of the receipt thereof. As soon as practicable but not later than three Trading Days after the Company shall have received such Notice of Exercise, and provided that payment of the Exercise Amount has been received by the Company, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of Shares properly specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. Without prejudice to the holding periods determined under Rule 144 under the Securities Act, this Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise shall have been received by the Company.

(c) Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company within five Trading Days after it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d) Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(e) Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants, except that if the certificates for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

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(f) Automatic Cashless Exercise. To the extent that the Closing Price on the trading day immediately prior to the Expiration Date (or if there is no such Closing Price, then based on the Appraised Value as of such day) is greater than the Exercise Price and there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date. Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to: (i) the number of Warrant Shares as to which this Warrant is being automatically exercised; minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

Section 3. Validity of Warrant and Issuance of Shares.

(a) The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

(b) The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

Section 4. Adjustment Provisions. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a) Share Reorganization. If the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b) Special Distributions. If the Company shall issue or distribute to any holder or holders of Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Share Reorganization), whether or not accompanied by a purchase, redemption or other acquisition of Shares (any such nonexcluded event being herein called a “Special Distribution”), then the Warrant Holder shall be entitled to a pro-rata share of such Special Distribution as though the Warrant Holder had fully exercised this Warrant immediately prior to the record date for such Special Distribution, and the Company shall pay or distribute such pro-rata share to Warrant Holder when paid or distributed to the holders of the Shares. A reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Shares of such class of stock and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as part of such reclassification, a Share Reorganization.

(c) Capital Reorganization. Without limiting any of the other provisions hereof, if any (i) capital reorganization; (ii) reclassification of the capital stock of the Company; (iii) merger, consolidation or reorganization

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or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iv) sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (v) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (vi) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) acquiring, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the corporation (each of (i)-(vi) above a “Corporate Reorganization”) shall be effected, then the Company shall use its commercially reasonable efforts to ensure that lawful and adequate provision shall be made whereby each Warrant Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Warrant Holder, shares of stock in the surviving or acquiring entity (“Acquirer”), as the case may be, such that the aggregate value of the Warrant Holder’s warrants to purchase such number of shares, where the value of each new warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing Value as calculated in Appendix A hereto, is equivalent to the aggregate value of the Warrants held by such Warrant Holder, where the value of each Warrant to purchase one share in the Company is determined in accordance with the Black-Scholes Option Pricing Value calculated set forth Appendix B hereto. Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as the Warrants, and shall have an exercise price equal to the “Strike Price” that is calculated in accordance with Appendix A hereto. For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the Acquirer shall be deemed to be the parent of such consolidated group for purposes of this Section 4(c) and Appendix A hereto.

Moreover, appropriate provision shall be made with respect to the rights and interests of each Warrant Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. The Company shall not effect any such Corporate Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and the Requisite Holders to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants, at the last address of such holder appearing on the books of the Company, such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under these Warrants. The provisions of this Section 4(c) shall similarly apply to successive Corporate Reorganizations. Notwithstanding anything to the contrary, in the event of a Corporate Reorganization that is: (1) a purchase of all the capital stock or a purchase of all or substantially all of the assets of the Company, in each case, for cash; (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act; (3) a Corporate Reorganization involving a person or entity not traded on a Trading Market; or (4) if the Company, in spite of using its commercially reasonable efforts, is unable to cause these Warrants to continue in full force and effect until the Expiration Date in connection with any Corporate Reorganization, then, in the case of any such event in the preceding items (1), (2), (3) or (4), the Company shall pay the Warrant Holders an amount per Warrant to purchase one share in the Company that is calculated in accordance with the Black-Scholes Option Pricing Value as calculated in Appendix B hereto. Such payment shall be made in cash, within 5 Trading Days following the closing of the Corporate Reorganization.

(d) Adjustment Rules.

(i) Any adjustments pursuant to this Section 4 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 4, no adjustment shall

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be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii) No adjustments shall be made pursuant to this Section 4 in respect of the issuance of Warrant Shares upon exercise of the Warrant;

(iii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 4, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 4 in respect of such action.

(iv) In computing adjustments under this Section 4, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(e) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(f) Notice of Adjustment. Not less than 20 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 4, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. In connection with any such adjustment or readjustment, at its sole cost and expense, the Company will also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify its computations and confirm that such computations were made in accordance with this Section 4 and, in connection with the preparation of the Company’s quarterly financial statements prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of Shares outstanding or deemed to be outstanding, and (ii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 4) on account thereof. The Company will forthwith mail a copy of each such report to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.

(g) Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company in accordance with the terms of this Warrant, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

(h) Other Actions Affecting Shares.

(i) Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 4 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, or if the application of the provisions of this Section 4 otherwise would not, in the opinion of the Requisite Holders, fairly

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protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 4, then, in each such case, at the request of the Warrant Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4, necessary to preserve the purchase rights of such Warrant Holder represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

(ii) No Avoidance. The Company shall not, by amendment of its certificate of incorporation or bylaws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under Delaware law.

(i) Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, that, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

(j) Appraisal.

(i) If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holders of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.

(ii) The Company shall within ten (10) days after an Appraisal Notice has been given, engage an independent investment bank of national repute (the “Appraiser”) selected by the Requisite Holders and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority stockholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.

Section 5. Restrictions on Exercise. The Company shall provide to the Warrant Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend), because (A) the Commission has issued a stop order with respect to any registration statement registering the Warrant Shares (the “Registration Statement”), (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) the Registration Statement is otherwise not then effective (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Warrant Holder has exercised this Warrant but prior to the delivery of the Warrant Shares, the Company shall (i) if the average Closing Price of the Shares over the last five consecutive trading days is greater than the Exercise Price, provide written notice to the Warrant Holder that the Company will deliver that number of Warrant Shares to the Warrant Holder as should be delivered in a Cashless Exercise in accordance with Section 2(a), and return to the Warrant Holder all consideration paid to the Company in connection

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with the Warrant Holder’s attempted exercise of this Warrant (a “Company-Elected Conversion”), or (ii) at the election of the Warrant Holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the Warrant Holder shall be entitled to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Warrant Holder for such shares upon such rescission. The Company shall provide to the Warrant Holder prompt written notice of the termination of the Restrictive Legend Event. If a Restricted Legend Event is occurring as of the Expiration Date, the term of this Warrant shall be extended until the fifth (5th) Trading Day after the termination of such Restricted Legend Event.

The Warrant Holder understands that if the Company does not file reports pursuant to either Section 13(a) or Section 15(d) of the Exchange Act, or if a registration statement covering this Warrant or the Warrant Shares, as applicable, is not in effect when it desires to sell (i) the rights to purchase Shares pursuant to this Warrant or (ii) the Shares issuable upon exercise of the right to purchase, the Warrant Holder may be required to hold such securities for an indefinite period. The Warrant Holder also understands that any sale of (A) its rights hereunder to purchase Shares or (B) Shares issued or issuable hereunder that might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of Rule 144. The Warrant Holder hereby acknowledges and agrees that if a registration statement under the Securities Act covering the Warrant Shares is not effective at the time this Warrant is exercised, the Warrant Holder shall only be permitted to exercise this Warrant by means of a Cashless Exercise pursuant to Section 2(a).

Section 6. Transfer of Warrant. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of the Initial Holder hereunder. The Warrant Holder shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

Section 7. Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in Section 6) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner and, at the request of the Warrant Holder, to provide (and authorize the Warrant Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Shares owned by the Warrant Holder.

Section 8. Identity of Transfer Agent. The Transfer Agent for the Shares is Computershare Shareowner Services, LLC. Upon the appointment of any subsequent transfer agent for the Shares, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 9. Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of the Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 10. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrant Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the

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total number of Shares then beneficially owned by the Warrant Holder and any other Persons whose beneficial ownership of Shares would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of then issued and outstanding Shares (including for such purpose the Shares issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Warrant Holder that the Company is not representing to such Warrant Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Warrant Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 10 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Warrant Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrant Holder, and the submission of a Notice of Exercise shall be deemed to be the Warrant Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Warrant Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 10, in determining the number of outstanding Shares, the Warrant Holder may rely on the number of outstanding Shares as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of Shares outstanding. Upon the written request of the Warrant Holder, the Company shall within three Trading Days confirm orally and in writing to such Warrant Holder the number of Shares. This provision shall not restrict the number of Shares which a Warrant Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrant Holder may receive in the event of a transaction contemplated in Section 4 of this Warrant. By written notice to the Company, which will not be effective until the 61st day after such notice is delivered to the Company, the Warrant Holder may waive the provisions of this Section 10 (but such waiver will not affect any other holder) to change the beneficial ownership limitation to 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares upon exercise of this Warrant, and the provisions of this Section 10 shall continue to apply. Upon such a change by a Warrant Holder of the beneficial ownership limitation from such 4.99% limitation to such 9.99% limitation, the beneficial ownership limitation may not be further waived by such Warrant Holder.

Section 11. Waivers; Amendments. Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Warrant Holder. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 12. Miscellaneous.

(a) Stockholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a stockholder of the Company.

(b) Expenses. The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof; provided that the Company shall not be required to pay any expenses of the Warrant Holder arising solely in connection with a transfer of the Warrant.

(c) Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d) Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein

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shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e) Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by facsimile or first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and (b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f) Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g) Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(h) Confidentiality. The Warrant Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder, and the Warrant Holder will enter into a non-disclosure agreement with respect to such information in a form reasonably acceptable to both the Warrant Holder and the Company if reasonably requested by the Company; provided that nothing herein shall prevent the Warrant Holder from disclosing such information: (i) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 13(h), (ii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iv) which has been publicly disclosed, other than in violation of this Section 12(h), (v) which has been independently obtained from any Person that is not a party hereto or an Affiliate of any such party, (vi) in connection with the exercise of any remedy, or the resolution of any dispute hereunder, (vii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares, or (viii) as otherwise expressly contemplated by this Warrant. Notwithstanding the foregoing, the Company shall not provide material, non-public information to the Warrant Holder without such Warrant Holder’s written consent.

(i) Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(j) Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

[Remainder of Page Intentionally Left Blank]

10

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

ALEXZA PHARMACEUTICALS, INC., a Delaware corporation

By:

Name:

Title:

Address for Notices:	2091 Stierlin Court
Mountain View, CA 94043
Facsimile:	(650) 944-7999

EXHIBIT A TO WARRANT

Form of Notice of Exercise

            ,20

To: Alexza Pharmaceuticals, Inc.

Reference is made to the Warrant dated February     , 2012. Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase                  Shares, and makes payment herewith in full therefor at the Exercise Price of $         in the following form:

(a)	☐	Cash Exercise

(b)	☐	Cashless Exercise

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of                     , whose address is:

                                         .]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By:
Name:
Title:

[ADDRESS OF WARRANT HOLDER]

EXHIBIT B TO WARRANT

Form of Warrant Assignment

Reference is made to the Warrant dated February     , 2012, issued by Alexza Pharmaceuticals, Inc. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED                      (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 6 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:             , 20

[NAME OF ASSIGNOR]

By:
Name:
Title:

[ADDRESS OF ASSIGNOR]

APPENDIX A

Black-Scholes Option Pricing Value for the value of each Warrant to purchase one share of the Acquirer’s common stock shall mean the value in the “Price (Share)” field under the “Net Option Values” section obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”), with the following inputs:

Price of the Acquirer’s Common Stock shall equal the price of Acquirer’s common stock as determined by reference to the arithmetic average of the Closing Prices on the trading market for which the Acquirer’s common stock is listed over the 5 Trading Day period ending on the Trading Day prior to the closing of a Corporate Reorganization described in Section 4(c) if the Acquirer’s stock is then trading on a Trading Market, or the then most recently completed financing if the Acquirer’s stock is not then trading on a Trading Market.

Time to Expiry shall equal the number of calendar days between the Expiration Date of the Warrants and the date of issue of new warrants to purchase shares in the Acquirer.

Volatility (in the “Vol” field within the “OV” function of Bloomberg) shall equal the historical volatility of the Acquirer’s common stock equal to a 20-day volatility, with such 20-day volatility period selected by the Requisite Holders, as obtained from the “HVT” function on Bloomberg, from a date range that is within the 100 Trading Day period ending on, and including, the Trading Day immediately after the first public announcement of a Corporate Reorganization described in Section 4(c) if the Acquirer’s stock is then traded on a Trading Market, or 60% if the Acquirer’s stock is not then traded on a Trading Market.

Dividend Yield shall equal the dividend rate of the Acquirer as populated by Bloomberg in the “OV” function at the time of closing of a Corporate Reorganization.

Strike Price shall equal the exercise price of the new warrants to purchase shares in the Acquirer. Such new exercise price will be equal to the product of (i) the Exercise Price of the Warrants and (ii) the quotient of (a) the “Price of the Acquirer’s Common Stock”, as calculated above in this Appendix A; and (b) “Price of the Company’s Common Stock”, as determined in Appendix B.

Risk-Free Interest Rate (in the USD Rate field within the “OV” function of Bloomberg) shall equal the annual yield, as reported by Bloomberg at the time of the first public announcement of a Corporate Reorganization, of the United States Treasury security with a maturity date closest to the Expiration Date of the Warrants

APPENDIX B

Black-Scholes Option Pricing Value for the value of each Warrant to purchase one Share shall mean the value in the “Price (Share)” field under the “Net Option Values” section obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”), with the following inputs:

Price of a Share shall mean the price of the Shares as determined by reference to the average of the Closing Prices on the Trading Market over the 5 Trading Day period ending on the Trading Day prior to the closing of a Corporate Reorganization described in Section 4(c) if the Shares then trading on a Trading Market, or the then most recently completed financing if the Shares are not then trading on a Trading Market.

Time to Expiry shall mean the number of calendar days between the Expiration Date of the Warrants and the date of the first public announcement of a Corporate Reorganization.

Volatility (in the “Vol” field within the “OV” function of Bloomberg) = the historical volatility of the Shares equal to a 20-day volatility, with such 20-day volatility period selected by the Requisite Holders, as obtained from the “HVT” function on Bloomberg, from a date range that is within the 100 Trading Day period ending on, and including, the Trading Day immediately after the first public announcement of a Corporate Reorganization described in Section 4(c) if the Company’s stock is then traded on a Trading Market, or 60% if the Company’s stock is not then traded on a Trading Market.

Dividend Yield shall mean the dividend rate of the Company for the most recent 12-month period at the time of closing of the Corporate Reorganization.

Strike Price shall mean the Exercise Price of the Warrant

Risk-Free Interest Rate (in the USD Rate field within the “OV” function of Bloomberg) = annual yield, as reported by Bloomberg at the time of the first public announcement of the Corporate Reorganization, of the United States Treasury security with a maturity date closest to the Expiration Date of the Warrants